UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

JACLYN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5863	22-1432053
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

197 West Spring Valley Avenue Maywood, New Jersey	07607
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 909-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(4))

Item 1.02.	Termination of a Material Definitive Agreement.

In June 2007, Jaclyn, Inc. (the “Company”) announced it had entered into an agreement (the “Purchase Agreement”) with 5801 Jefferson Street, LLC to sell the Company's former executive offices and warehouse facility, as well as two adjacent lots, located in West New York, New Jersey.  The closing under the Purchase Agreement was contingent on the proposed purchaser’s receipt of governmental approvals required for the construction of residential, multi-family housing consisting of 150 residential units, as well as a number of other contingencies and conditions. On December 12, 2007, the Company received a notice indicating that the proposed purchaser would not obtain all governmental approvals by the December 15, 2007 deadline required under the Purchase Agreement and, accordingly, was exercising the proposed purchaser’s right to terminate the Purchase Agreement.

The foregoing description is qualified in its entirety by the text of the notice of termination of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.01 and which is incorporated by reference herein.

Item 8.01	Other Events.

On December 12, 2007, the Company issued a press release relating to the termination of the Purchase Agreement. The Press Release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.01, is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01	Notice of Termination dated December 11, 2007 of Agreement to Sell and Purchase Real Property dated as of June 15, 2007 between the Company and 5801 Jefferson Street, LLC

99.01	Press Release of the Company dated December 12, 2007.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007	JACLYN, INC.

By: /s/ Anthony C. Christon
Anthony C. Christon, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Notice of Termination dated December 11, 2007 of Agreement to Sell and Purchase Real Property dated as of June 15, 2007 between the Company and 5801 Jefferson Street, LLC

99.01	Press Release of the Company dated December 12, 2007.